UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2018

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
1-38681	Northwest Natural Holding Company an Oregon corporation 220 N.W. Second Avenue Portland, Oregon 97209 Telephone (503) 226-4211 82-4710680

1-15973	Northwest Natural Gas Company an Oregon corporation 220 N.W. Second Avenue Portland, Oregon 97209 Telephone (503) 226-4211 93-0256722

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On January 2, 2019, Northwest Natural Gas Company (NW Natural), a wholly owned subsidiary of Northwest Natural Holding Company (NW Holdings) announced that NW Natural filed for a general rate case with the Washington Utilities and Transportation Commission.

A copy of the press release announcing this order is attached as Exhibit 99.1.

The information contained in this Item 7.01 and in the accompanying exhibit shall not be incorporated by reference into any filing of NW Holdings and NW Natural, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

On December 31, 2018, Northwest Natural Gas Company (NW Natural), a subsidiary of Northwest Natural Holding Company (NW Holdings), filed a request for a general rate increase with the Washington Utilities and Transportation Commission (WUTC). Approximately 84,000 or 11% of NW Natural’s customers are in, and approximately 10% of NW Natural’s revenues are derived from, Washington. The remainder of customers and revenues are in Oregon.

This is NW Natural’s first Washington rate case in a decade and includes a requested base rate increase of 12.6% or an $8.3 million increase in annual revenue requirement before accounting for the effects of returning federal tax reform benefits to customers. The requested increase is intended to recover operating costs and investments made in the Washington distribution system and is based upon the following assumptions or requests:

•	Capital structure of 49.5% long-term debt, 1.0% short-term debt, and 49.5% common equity;

•	Return on equity of 10.3%;

•	Cost of capital of 7.63%; and

•	Rate base of $186.5 million, an increase of $58.7 million since the last rate case.

The filing also includes a proposal to return federal tax reform benefits to customers related to the Tax Cuts and Jobs Act (TCJA). NW Natural estimates the total liability for tax reform benefits allocated to Washington customers to be approximately $20.2 million related to TCJA, which is comprised of a historical deferred liability of $18.1 million primarily related to property, plant, and equipment and an expected $2.1 million associated with interim tax benefits accumulating from January 1, 2018 to November 30, 2019. NW Natural is requesting that the $18.1 million historical deferral be credited to rates in compliance with TCJA guidance, which is currently at a rate of approximately $0.5 million annually for the first five years, and which would be reviewed and adjusted in year five for the next five years. NW Natural is requesting that the interim $2.1 million tax benefit be returned to customers over two years.

In addition, NW Natural is requesting a decoupling tariff for Washington customers, which is intended to allow the utility to continue encouraging customers to conserve energy without adversely affecting earnings due to reductions in sales volumes. The proposed decoupling tariff would also adjust for any deviation from normal usage, including weather.

Finally, NW Natural is requesting that the WUTC review costs allocable to Washington that have been incurred related to environmental remediation expenses and consider a mechanism for the recovery of these costs. The requested costs are estimated to be approximately 3.32% of total costs associated with those sites related to serving Washington customers.

NW Natural’s filing will be reviewed by the WUTC and other stakeholders. The process is anticipated to take up to 11 months. NW Natural has requested that the new rates take effect December 1, 2019.

Forward-Looking Statements

This report, and other presentations made by NW Holdings and NW Natural from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, assumptions, estimates, expectations, expenses, future events, investments, customer growth, financial results, financial position, revenue requirement, return on equity, rate base, recovery of pension expense and pension balancing account, treatment of historical TCJA amounts, asset management sharing, targeted capital structure, cost of capital, revenues and earnings, performance, decoupling, environmental remediation expense and recovery, timing or effects of future regulatory proceedings or future regulatory approvals, and other statements that are other than statements of historical facts.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A “Risk Factors,” and Part II, Item 7 and Item 7A “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosure about Market Risk” in Northwest Natural Gas Company’s most recent Annual Report on Form 10-K, as updated by subsequent filed reports, and in Part I, Items 2 and 3 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk,” and Part II, Item 1A, “Risk Factors,” in such quarterly reports filed thereafter for NW Natural or NW Holdings.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NW Natural or NW Holdings, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See exhibit index below.

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued on January 2, 2019 by Northwest Natural Gas Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

Northwest Natural Holding Company

Date: January 2, 2019	By:	/s/ Shawn M. Filippi
Name: Shawn M. Filippi Title: Vice President, Chief Compliance Officer and Corporate Secretary

Northwest Natural Gas Company

Date: January 2, 2019	By:	/s/ Shawn M. Filippi
Name: Shawn M. Filippi Title: Vice President, Chief Compliance Officer and Corporate Secretary

6